EXHIBIT 99.8(FF)

NAT SA II

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

AMONG

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,

MORGAN STANLEY & CO. INCORPORATED,

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

and

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

WHEREAS, NATIONAL INTEGRITY LIFE INSURANCE COMPANY (the “Company”), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the “Fund”), MORGAN STANLEY & CO. INCORPORATED (the “Underwriter”) and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser”) have previously entered into a Participation Agreement (the “Agreement”) containing certain notice information and Company product information; and

WHEREAS, the Company is moving its executive and administrative offices and currently offers different Portfolios from those identified on the original Schedule B;

NOW, THEREFORE, the parties do hereby agree to amend the Agreement by substituting the following language in place of any inconsistent language in the Participation Agreement, wherever found:

1.                                       Article XI: Notice is changed to read: “If to the Company: National Integrity Life Insurance Company, 400 Broadway Street, Cincinnati, Ohio 45202-3341, Attention: Kevin L. Howard, General Counsel.”

2.                                       Schedule B: Portfolios of the Universal Institutional Funds, Inc. Available Under This Agreement is changed to read: Class I Shares: Emerging Markets Debt Portfolio, U.S. Real Estate Portfolio; Class II Shares: Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, U.S. Real Estate Portfolio.

IN WITNESS WHEREOF we have set our hand as of the 26th day of January, 2006.

NATIONAL INTEGRITY LIFE INSURANCE COMPANY

By:	/s/
Name:	Kevin L. Howard
Title:	SVP & General Counsel

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/
Name:	Ronald E. Robinson
Title:	President

NAT SA II

MORGAN STANLEY DISTRIBUTION, INC.

(successor to Morgan Stanley & Co., Incorporated)

By:	/s/
Name:	Michael P. Kiley
Title:	President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/
Name:	Ronald E. Robinson
Title:	Managing Director